DATE PURCHASED:    August 20, 1997

SECURITY DESCRIPTION:  Dawson County Sanitary & Improvement Dist #1
                       General Obligation Refunding Bonds, Series1997, IBP Proj. 5.65%, 2/01/22

YEARS OF           8                   RATING/           A-/S & P
OPERATION:                             AGENCY:

PRICE:             98.25              REASON:              Concession

SIZE OF            9,600,000                     AMOUNT PURCHASED:     400,000
ISSUE:

NET ASSETS         $1,203,655                    PURCHASED        Dain Bosworth
OF ISSUER:                                       FROM:


AUTHORIZED BY:               /